Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Annual Report of UPLIFT NUTRITION, INC. (the "Company") on Form 10-KSB for the Company's fiscal year ended December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Annual Report"), I, Gary C. Lewis, the Company's Chairman of the Board, its President, Chief Executive Officer (CEO), Chief or Principal Financial Officer (CFO), and Principal Accounting Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

(1) The Annual Report on Form 10-KSB fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Annual Report on Form 10-KSB fairly presents, in all material respects, the financial condition and result of operations of the Company.

UPLIFT NUTRITION, INC.

Date:	March 31, 2008	By:	/s/Gary C. Lewis
Gary C. Lewis
Chairman of the Board, President, and Chief Executive Officer (CEO)

Date:	March 31, 2008	By:	/s/ Gary C. Lewis
Gary C. Lewis
Principal Financial Officer (CFO) and Principal Accounting Officer